Exhibit 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration  Statement of Yummy Flies, Inc. on Form  S-1,  of my  report  dated June 28, 2012 on  the financial statements of Yummy Flies, Inc. for the years ended December 31, 2011 and 2010, and for the period from December 26, 2005 (inception) through December 31, 2011.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
August 1, 2012